Exhibit 10.6.15

March 12, 2015

Harmony Merger Corp.

777 Third Avenue, 37th Floor

New York, NY 10017

Gentlemen:

Harmony Merger Corp. (“Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”) pursuant to a registration statement on Form S-1 (SEC File No. 333-197330)(the “Registration Statement”).

The undersigned, or its designees, commit to purchase an aggregate of 50,000 units (“Private Units”) of the Company, each Private Unit consisting of one share of common stock, par value $0.0001 per share, of the Company (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock with an exercise price of $11.50 per share, at $10.00 per Private Unit, or an aggregate purchase price of $500,000 (the “Purchase Price”).

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, the undersigned shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement.

The Private Units will be identical to the units to be sold by the Company in the IPO, except that the Warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis by surrendering such Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “Fair Market Value” by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is higher than the exercise price. For purposes of this letter agreement, “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the day prior to the Company’s receipt of the applicable exercise notice. Additionally, the Warrants may be exercisable for unregistered shares of Common Stock even if the prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is not current and effective, in each case, so long as they continue to be held by the undersigned or its permitted transferees. The undersigned also agrees:

●	not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company provides dissenting public stockholders with the opportunity to convert their public shares in connection with any such vote;

●	not to convert any shares of Common Stock included in the Private Units into the right to receive cash from the Trust Fund in connection with a stockholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s amended and restated certificate of incorporation relating to shareholders’ rights or pre-business combination activity;

●	that the Private Units and underlying securities will not be (a) transferable for the first 180 days from the date of effectiveness or commencement of sales in the IPO, except as permitted in the succeeding bullet under this letter agreement, and (b) thereafter, until after the completion of a Business Combination except (i) to the Company’s officers, directors and employees, to the undersigned’s affiliates and the undersigned’s and its affiliates’ respective officers, directors, employees, and equity holders, (ii) to relatives and trusts for estate planning purposes of officers, directors, employees or equity holders of the undersigned and its affiliates, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order of officers, directors, employees or equity holders of the undersigned or its affiliates, or (v) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased, in each case where the transferee agrees to the terms of the transfer restrictions.

●	The Private Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up for a period of 180 days from the date of effectiveness or commencement of sales in the IPO, subject to certain limited exceptions, pursuant to Rule 5110(g)(2) of the FINRA Manual. Additionally, the Private Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated for a six-month period (including the foregoing 180 day period) from the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Private Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO.

●	the Private Units will be subject to customary registration rights, pursuant to a Registration Rights Agreement on terms agreed upon by the Company and the Underwriters to be filed as an exhibit to the Registration Statement;

●	notwithstanding anything to the contrary, neither the Private Units nor any of the securities underlying the Private Units shall be exercisable after the five year anniversary of the effective date of the Registration Statement; and

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units if the Company fails to consummate a Business Combination.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)	it is acquiring the Private Units for its account for investment purposes only;

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(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it; and

(i)	this letter agreement and each of the obligations of the undersigned shall be null and void and without effect if the closing of this sale does not occur prior to April 30, 2015.

Very truly yours,

Cantor Fitzgerald & Co.

By:	/s/ Shawn Matthews
Name: Shawn Matthews
Title: Chief Executive Officer

Accepted and Agreed:

HARMONY MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld
Title: Chief Executive Officer

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